                                                                    EXHIBIT 99.2

                         NOTICE OF REJECTION OF OFFER

                                  to exchange
      12% Noncumulative Exchangeable Perpetual Preferred Stock, Series A
                                      of
                 Fidelity Federal Bank, A Federal Savings Bank
                                      for
                  12% Senior Notes due                , 2007
                                      of

                             BANK PLUS CORPORATION

            pursuant to the Prospectus dated                , 1997

THE RIGHT OF PREFERRED STOCKHOLDERS TO REJECT THE EXCHANGE OFFER WILL
TERMINATE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                , 1997,
UNLESS THE EXCHANGE OFFER IS EXTENDED BY BANK PLUS CORPORATION.

                              The Exchange Agent:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

         By Mail:               By Facsimile:            By Hand/Overnight:

AMERICAN STOCK TRANSFER &                            AMERICAN STOCK TRANSFER &
      TRUST COMPANY                                        TRUST COMPANY

  The instructions accompanying this Notice of Rejection of Offer should be read carefully before this Notice of Rejection of Offer is completed. Delivery of this Notice of Rejection of Offer to an address other than as set forth above or transmission of this Notice of Rejection of Offer via facsimile other than as set forth above will not constitute a valid delivery.

  THIS NOTICE OF REJECTION OF OFFER SHOULD BE RETURNED ONLY BY PREFERRED STOCKHOLDERS WHO WISH TO REJECT THE EXCHANGE OFFER AND RETAIN THEIR SHARES OF PREFERRED STOCK (AS EACH SUCH TERM IS DEFINED BELOW). PREFERRED STOCKHOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER SHOULD DO NOTHING AT THIS TIME. AS PROMPTLY AS PRACTICABLE AFTER THE EXCHANGE DATE, THE EXCHANGE AGENT WILL SEND PREFERRED STOCKHOLDERS WHO ACCEPT THE EXCHANGE OFFER A LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR ITS USE IN EFFECTING THE SURRENDER OF CERTIFICATES REPRESENTING SHARES OF PREFERRED STOCK EXCHANGED IN THE EXCHANGE OFFER.

                               ----------------

  ANY PREFERRED STOCKHOLDER WHO DOES NOT TIMELY RETURN THIS NOTICE OF REJECTION WILL BE DEEMED TO HAVE ACCEPTED THE EXCHANGE OFFER.

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Ladies and Gentlemen:

  The undersigned hereby gives notice of its determination to reject the offer (the "Exchange Offer") by Bank Plus Corporation ("Bank Plus") to exchange 12%
Senior Notes due     , 2007 ("Senior Notes") of Bank Plus for shares of 12%
Noncumulative Exchangeable Perpetual Preferred Stock, Series A ("Preferred Stock"), of its subsidiary, Fidelity Federal Bank, A Federal Savings Bank, with respect to the shares of Preferred Stock described below (the "Unexchanged Shares") on the terms and conditions set forth in Bank Plus's
prospectus dated     , 1997 (the "Prospectus"), receipt of which is hereby
acknowledged.

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                       DESCRIPTION OF UNEXCHANGED SHARES
                              (SEE INSTRUCTIONS)
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         NAME(S) AND ADDRESS(ES) OF                         UNEXCHANGED SHARES
          PREFERRED STOCKHOLDER(S)                (ATTACH ADDITIONAL LIST IF NECESSARY)
  (AS NAME(S) APPEAR(S) ON CERTIFICATE(S))
---------------------------------------------------------------------------------------------
                                                          NUMBER OF
                                                          SHARES          NUMBER OF
                                             CERTIFICATE  REPRESENTED BY  UNEXCHANGED SHARES*
                                             NUMBER(S)    CERTIFICATES(S) (SEE INSTRUCTION 3)
                                          ---------------------------------------------------

                                          ---------------------------------------------------

                                          ---------------------------------------------------
                                             TOTAL SHARES
---------------------------------------------------------------------------------------------

* If you enter a number in this column, you must complete the Certification for Preferred Stockholders Holding in a Representative Capacity provided below. Failure to do so will result in all shares listed in the column entitled Number of Shares Represented by Certificate(s) being deemed Unexchanged Shares.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to reject the Exchange Offer with respect to the Unexchanged Shares.

  THE UNDERSIGNED UNDERSTANDS AND ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THE PREFERRED STOCK, DIVIDENDS WILL BE PAYABLE ON THE UNEXCHANGED SHARES FROM
AND AFTER 12:00 MIDNIGHT, NEW YORK CITY TIME, ON     , 1997 (THE "EXCHANGE
DATE") AT A REDUCED RATE OF 10% PER SHARE PER ANNUM.

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                         SIGN HERE (SEE INSTRUCTION 2)

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                           Signature(s) of Owner(s)

Name(s)
       -----------------------------------------------------------------------
                                (Please Print)

Capacity (full title)
                      ---------------------------------------------------------

Address and Zip Code
                     ----------------------------------------------------------

Area Code and Telephone Number
                               --------------
                                       Taxpayer Identification Number

Dated
      -------------------------------------------------------------------------
      (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administer, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see instruction 2.)

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                CERTIFICATION FOR CERTAIN PREFERRED STOCKHOLDERS
            HOLDING IN A REPRESENTATIVE CAPACITY (See instruction 3)
-------------------------------------------------------------------------------

 The undersigned hereby certifies that it holds shares of Preferred Stock in a representative capacity on behalf of two or more clients and that in rejecting the Exchange Offer with respect to shares of Preferred Stock held by the undersigned on behalf of any client, the undersigned has rejected the Exchange Offer with respect to all shares of Preferred Stock held by it on behalf of such client.


           ----------------------------------------------------------
                                   Signature

 Name(s)
        -----------------------------------------------------------------------

 Title
      -------------------------------------------------------------------------

-------------------------------------------------------------------------------

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

                                 INSTRUCTIONS
                       FOR COMPLETING AND RETURNING THE
                         NOTICE OF REJECTION OF OFFER

  1. DELIVERY OF NOTICE OF REJECTION OF OFFER. This Notice of Rejection of Offer is to be USED ONLY by or on behalf of Preferred Stockholders who wish to REJECT the Exchange Offer and retain their shares of Preferred Stock. In order to reject the Exchange Offer, a Preferred Stockholder or such holder's authorized representative must properly complete and duly execute the Notice of Rejection of Offer (or a facsimile thereof) and mail or deliver it to the Exchange Agent. The Exchange Agent must receive such Notice of Rejection of Offer prior to 12:00 midnight on the Exchange Date. A Notice of Rejection of Offer, even if properly completed and duly executed, that is received by the Exchange Agent after the Exchange Date will be deemed invalid, and the shares of Preferred Stock with respect to which such Notice of Rejection of Offer is executed will be deemed exchanged for Senior Notes.

  All questions as to the form and validity (including time of receipt) of any Notice of Rejection of Offer will be determined by Bank Plus in its sole discretion, which determination will be final and binding. Bank Plus reserves the absolute right to reject any Notice of Rejection of Offer which it determines not to be in proper form, or the acceptance of which would, in the opinion of Bank Plus's counsel, be unlawful. Neither Bank Plus nor the Exchange Agent will be under any duty to give notification of any defect or irregularity in any Notice of Rejection of Offer, nor will they incur any liability for failure to give such notification. Bank Plus' interpretation of the terms and conditions of the Exchange Offer (including the Notice of Rejection of Offer and instructions thereto) will be final and binding.

  THE METHOD OF DELIVERY OF A NOTICE OF REJECTION OF OFFER TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE PREFERRED STOCKHOLDER TRANSMITTING SUCH NOTICE. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT SUCH HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXCHANGE DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXCHANGE DATE.

  2. SIGNATURES ON NOTICE OF REJECTION OF OFFER. If the shares of Preferred Stock with respect to which a Notice of Rejection of Offer is executed are owned of record by two or more joint owners, all such owners must sign such Notice of Rejection of Offer.

  If a Notice of Rejection of Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Bank Plus of such person's authority so to act must be submitted.

  3. REJECTION IN WHOLE. A Preferred Stockholder who rejects the Exchange Offer may reject the Exchange Offer only in whole, and not in part. However, brokers, dealers, commercial banks, trust companies and others holding shares of Preferred Stock in a representative capacity on behalf of two or more clients may return a Notice of Rejection of Offer on behalf of one or more clients with respect to all shares of Preferred Stock held by such clients while tendering shares of Preferred Stock on behalf of one or more other clients. In such event, such Preferred Stockholder will be required to certify that it holds shares of Preferred Stock in a representative capacity on behalf of two or more clients and that if it has rejected the Exchange Offer with respect to any shares of Preferred Stock held by it on behalf of a client, it has rejected the Exchange Offer with respect to all shares of Preferred Stock held by it on behalf of such client.

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